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                  SECURITIES AND EXCHANGE COMMISSION



                         Washington D.C. 20549





                               FORM 8-K





                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 20, 1995



                      First Western Bancorp, Inc.
        (Exact name of registrant as specified in its charter)


Commission file number 0-13882


Pennsylvania                                     25-1461570
(State or other jurisdiction of                 (IRS Employer
incorporation or organization)                  Identification No.)


101 East Washington Street, New Castle, Pennsylvania         16101
(Address of principal executive offices)                 (Zip Code)


   Registrant's telephone number including area code: (412) 652-8550

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Item 5. Other Events

        On December 20, 1995, First Western's Board of Directors reauthorized a common stock repurchase program that was first established on July 18, 1995 but scheduled to expire on December 31, 1995. A total of 35,000 shares have been repurchased to date against an original 250,000 share authorization. The reauthorization permits the repurchase of up to three percent, or approximately 235,000 shares, of the Company's 7.8 million currently outstanding shares of common stock from time to time at current market prices from available corporate funds. The program, which will purchase shares through a broker or in blocks in accordance with applicable rules of the Securities and Exchange Commission, will hold repurchased shares in treasury for general corporate purposes including reissue into the Company's dividend reinvestment plan and various employee benefit plans. Such authorization expires on December 31, 1996, unless extended by Board action.


Item 7. Financial Statements and Exhibits

        (a) Financial Statements: None.

        (b) Exhibits:

             10.1 Press Release Announcing Reauthorization of
                  Stock Repurchase Program.



                              SIGNATURES

        Pursuant to the requirements of the Securities exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                      First Western Bancorp, Inc.
                                             (Registrant)




January 4, 1996                       /s/ Robert H. Young
                                      ------------------------------
                                      Robert H. Young
                                      Senior Vice President-Finance,
                                      Secretary and Treasurer
                                      (Principal Financial Officer)

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                      First Western Bancorp, Inc.

                         Exhibits to Form 8-K

            For the Current Report Dated December 20, 1995

                             Exhibit Index


Exhibit                                                   Method of
Number            Description                             Filing
-------           -------------------------------         ---------

10.1              Press Release Announcing                Filed
                  Reauthorization of Stock                Herewith
                  Repurchase Program.                     page__/__